                                                                    EXHIBIT 10.6

                             LIGHT INDUSTRIAL LEASE

                                    between

                         Teachers Insurance and Annuity
                             Association of America

                                   ("Lessor")

                                      and

                                 Quintus, Inc.

                                   ("Lessee")

                               TABLE OF CONTENTS

Article                                                                       Page
-------                                                                       ----
1 BASIC LEASE TERMS                                                            1
  1.1         Commencement of Lease                                            1
  1.2         Lease Term                                                       1
  1.3         Monthly Rent                                                     1
  1.4         Lessee's Pro Rata Share                                          1
  1.5         Security Deposit                                                 2
  1.6         Use                                                              2

2 PREMISES                                                                     2
  2.1         Description                                                      2
  2.2         Possession                                                       2
  2.3         Early Entry                                                      2
  2.4         Condition of Premises                                            2

3 TERM                                                                         3
  3.1         Term                                                             3
  3.2         Delay in Commencement                                            3

4 RENT                                                                         3
  4.1         Monthly Rent                                                     3
  4.2         Mode of Payment                                                  3
  4.3         Late Charges                                                     3
  4.4         Security Deposit                                                 4

5 TAXES                                                                        4

  5.1         Real Property Taxes                                              4
  5.2         Personal Property Taxes                                          5

6 INSURANCE                                                                    5
  6.1         Property Rental Insurance - Premises                             5
  6.2         Property Insurance - Fixtures and Inventory                      5
  6.3         Lessor's Liability Insurance                                     5
  6.4         Lessee's Liability Insurance                                     5
  6.5         Waiver of Subrogation                                            5
  6.6         Plate Glass Replacement                                          6
  6.7         Workers' Compensation Insurance                                  6



                                       (i)

Article                                                                       Page
-------                                                                       ----
7 MAINTENANCE                                                                  6
   7.1        Maintenance - Premises                                           6
   7.2        Maintenance - Building and Common Area                           7
   7.3        Common Area Expenses                                             7
   7.4        Alterations, Changes and Additions by Lessee                     9
   7.5        Plumbing                                                        10
   7.6        Liens                                                           10

8  UTILITIES                                                                  10

9  USE OF PREMISES                                                            11
   9.1        Use                                                             11
   9.2        Suitability                                                     11
   9.3        Uses Prohibited                                                 11

10 DEFAULT PROVISIONS                                                         12
  10.1        Lessee's Default                                                12
  10.2        Remedies                                                        12
  10.3        Default by Lessor                                               13

11 EXPIRATION OR TERMINATION                                                  14
  11.1        Surrender of Possession                                         14
  11.2        Holding Over                                                    14
  11.3        Voluntary Surrender                                             14

12 CONDEMNATION OF PREMISES                                                   14
  12.1        Total Condemnation                                              14
  12.2        Partial Condemnation                                            15
  12.3        Award to Lessee                                                 15

13 ENTRY BY LESSOR                                                            15

14 INDEMNIFICATION                                                            16

15 ASSIGNMENT AND SUBLETTING                                                  16

16 DAMAGE OR DESTRUCTION                                                      17
  16.1        Right to Terminate on Destruction of Premises                   17
  16.2        Repairs by Lessor                                               18
  16.3        Reduction of Rent During Repairs                                18



                                      (ii)

Article                                                                       Page
-------                                                                       ----
   16.4          Arbitration                                                  18

17 PARKING                                                                    18

18 COVENANTS, CONDITIONS AND RESTRICTIONS                                     18

19 HAZARDOUS MATERIALS                                                        19
   19.1          Definition                                                   19
   19.2          Use                                                          19
   19.3          Notice                                                       19
   19.4          Removal and Disposal                                         19
   19.5          Indemnity                                                    20
   19.6          Right of Entry                                               20
   19.7          Inspection                                                   20
   19.8          Surrender                                                    20
   19.9          Survival                                                     21
   19.10         Lessor's Covenant                                            21

20 BROKERS                                                                    21
   20.1          Brokers                                                      21
   20.2          Commission                                                   21

21 MISCELLANEOUS PROVISIONS                                                   21
   21.1          Waiver                                                       21
   21.2          Successors and Assigns                                       22
   21.3          Notices                                                      22
   21.4          Partial Invalidity                                           22
   21.5          Number and Gender                                            22
   21.6          Descriptive Headings                                         22
   21.7          Time is of the Essence                                       22
   21.8          Entire Agreement                                             22
   21.9          Memorandum of Lease                                          22
   21.10         Applicable Law                                               22
   21.11         Corporate Authority                                          23
   21.12         Litigation Expense                                           23
   21.13         Subordination of Leasehold                                   23
   21.16         Lessee's Certificate                                         23
   21.17         Attornment                                                   24



                                     (iii)

                             LIGHT INDUSTRIAL LEASE

        This Light Industrial Lease ("Lease") is made and entered into this 6th day of October, 1995, between Teachers Insurance and Annuity Association of America, a New York corporation ("Lessor") and Quintus, Inc., a California corporation ("Lessee").

                                   ARTICLE I
                               BASIC LEASE TERMS

        1.1 Commencement of Lease. The Term of this Lease shall commence on October 15, 1995 (the "Commencement Date").

        1.2 Lease Term. The Term of this Lease shall expire five (5) years and two (2) months after the Commencement Date.

        1.3 Monthly Rent. The base monthly rental shall be as follows:

             Month of Term                        Base Monthly Rental
             -------------                        -------------------
        Oct 15, 1995 - Dec 14, 1995                $0.00/month
        Dec 15, 1995 - Dec 14, 1997                $21,228.00/month
        Dec 15, 1997 - Dec 14, 1998                $22,722.00/month
        Dec 15, 1998 - Dec 14, 2000                $24,216.00/month

Notwithstanding anything to the contrary set forth above if Lessor terminates this Lease because of Lessee's default, base monthly rental shall be deemed to have been due and payable at the rate of Twenty-One Thousand Two Hundred Twenty-Eight and no/100ths Dollars ($21,228.00) per month for the first two (2) months of the Term.

Upon execution of this Lease by Lessor and Lessee, Lessee shall immediately deliver to Lessor the Security Deposit set forth in Paragraph 1.5 and Twenty-One Thousand Two Hundred Twenty-Eight and no/100ths Dollars ($21,228.00) as prepayment of base monthly rental for the third (3rd) month of the Term.

As used in this paragraph, the first "rental month" shall mean the month beginning on the Commencement Date and ending on the same day of the next calendar month (the monthly "anniversary" of the Commencement Date), and each succeeding rental month shall begin on the monthly "anniversary" of the Commencement Date. If the Commencement Date does not fall on the first day of a calendar month, then the rent payments payable for each partial calendar month shall be prorated on a per diem basis, based on a 30 day month.

        1.4 Lessee's Pro Rata Share. Lessee's pro rata share shall be sixty-nine and 87/100ths percent (69.87%), the square footage of the Premises divided by the square footage of the Building.

Lessee's pro rata share shall be adjusted appropriately if the amount of space leased by Lessee in the Building increases.

        1.5 Security Deposit. Seventy Thousand and no/100ths Dollars
($70,000.00).

        1.6 Use. Software development, engineering, research & development, sales and general office.

                                    ARTICLE 2
                                    PREMISES

        2.1 Description. Lessor hereby leases to Lessee a portion of Building 105, consisting of approximately twenty-nine thousand eight hundred eighty-two (29,882) square feet ("Premises"), and commonly known as 47212 Mission Falls Court, Fremont, Alameda County, California, together with the right to use the common areas of the parcel on which the Premises are located. EXHIBIT A further describes the Premises being leased hereby, and the parcel of which the Premises is a part ("Property"). Building 105 (the "Building") consists of a total area of approximately forty-two thousand seven hundred sixty-eight (42,768) square feet.

        2.2 Possession. Lessor shall deliver possession of the Premises to Lessee on the Commencement Date as hereinafter defined.

        2.3 Early Entry. Lessee shall be permitted to enter the Premises prior to the Commencement Date for the purpose of installing telephone and data cabling, fixturing or any other purpose expressly permitted by Lessor. Such early entry shall be subject to all the terms and provisions hereof, except for the payment of base monthly rent which shall commence on the Commencement Date. If, however, Lessee commences occupancy of the Premises prior to October 15, 1995, the Commencement Date and the schedule of base monthly rent set forth in Paragraph 1.3 shall be revised to reflect such earlier date as the Commencement Date of this Lease. Lessee shall coordinate such early entry with Lessor so as minimize interference with any work that Lessor may be performing at the Premises.

        2.4 Condition of Premises. By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises and all improvements thereon in their current "as is" condition, subject to all applicable laws, codes and ordinances. Lessee acknowledges that neither Lessor nor its agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Lessee's business or for any other purpose, nor has Lessor agreed to undertake any alterations or improvements to the Premises. Any alterations or improvements to the Premises shall be constructed by Lessee, at Lessee's sole expense, in accordance with the terms and conditions set forth in Paragraph 7.4 below.

                                   ARTICLE 3
                                      TERM

        3.1 Term. The Lease shall commence on the date determined pursuant to Paragraph 1.1 (the "Commencement Date") and shall continue thereafter for the term specified in Paragraph 1.2 unless sooner terminated pursuant to this Lease. "Term" shall hereafter mean the term of this Lease.

        3.2 Delay in Commencement. If for any reason Lessor cannot deliver possession of the Premises to Lessee on the Commencement Date, such failure shall not affect the validity of this Lease nor shall it extend the Term or render Lessor liable to Lessee for any loss or damage resulting therefrom. Notwithstanding any other provision of this Lease, if the Term of the Lease does not commence on the scheduled Commencement Date because Lessor cannot deliver possession of the Premises to Lessee, the Term of the Lease shall instead commence on the date on which Lessor tenders possession of the Premises to Lessee, and the Lease shall terminate sixty-two (62) months from the date on which the Term of the Lease commences.

                                   ARTICLE 4
                                      RENT

        4.1 Monthly Rent. Lessee shall pay to Lessor as base monthly rent for the Premises in advance on the first day of each calendar month of the Term without deduction, offset, prior notice or demand, in lawful money of the United States, the sum specified in Paragraph 1.3. If the Commencement Date is not the first day of a calendar month, the first monthly installment of base monthly rent shall be applied on a per diem basis against payment of the base monthly rent from the date base monthly rent is first payable until the first day of the first succeeding calendar month. Any unused portion of said amount shall be applied against payment of the base monthly rent for such first succeeding calendar month, and the balance of the base monthly rent for that month shall be due on the first day thereof. All additional amounts of rent or other charges required to be paid by Lessee under this Lease shall be deemed additional rent.

        4.2 Mode of Payment. Lessee shall pay all rent due hereunder to Lessor c/o The Martin Group, 4637 Chabot Drive, Suite 218, Pleasanton, CA 94588, or any such other place as Lessor may designate from time to time in writing.

        4.3 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on the Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designated agent within five (5) days after the date such rent or other sum is due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

        4.4 Security Deposit. Concurrent with Lessee's execution of this Lease, Lessee shall deposit with Lessor a security deposit ("Deposit") in the amount specified in Paragraph 1.5. The Deposit shall be held for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee. If Lessee defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent and any of the monetary amounts due hereunder, Lessor may (but shall not be required to) use, apply or retain any part or all of the Deposit for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee's default. If any portion of the Deposit is so used or applied, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Deposit to its original amount. Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep the Deposit separate from its general funds, and Lessee shall not be entitled to any interest on the Deposit. If Lessee fully and faithfully performs every provision of this Lease to be performed by it, the Deposit, or balance thereof, shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interest hereunder) at the expiration of the Term and after Lessee has vacated the Premises. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer the Deposit to Lessor's successor in interest, whereupon Lessee agrees to release Lessor from all liability for the return of such deposit or the accounting therefor.

                                   ARTICLE 5
                                     TAXES

        5.1 Real Property Taxes. Lessee shall pay all Real Property Taxes levied against the Premises during the Term as provided in Paragraph 7.3 below. If the Premises are not separately assessed, Lessee agrees to pay to Lessor its pro rata share of all Real Property Taxes levied against the Property. As used herein, "Real Property Taxes" shall include any form of assessment, license, fee, levy, penalty or tax imposed by any authority having the direct or indirect power to tax (excluding Lessor's income taxes), including any improvement district, as against any legal or equitable interests of Lessor in the Property or as against Lessor's business of renting the Property; provided, however, that any so-called "rent tax" shall only be paid by Lessee if such rent tax is levied in lieu of, and not in addition to, ad valorem real property taxes currently levied against the Property. Lessee's share of Real Property Taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect. With respect to any assessments which may be levied against or upon the Premises, and which may be paid in annual installments, only the amount of such annual installments (with appropriate proration for any partial year) and interest due thereon shall be included within the compilation of the annual Real Property Taxes.

        5.2 Personal Property Taxes. Lessee shall pay before delinquency all taxes levied or assessed on Lessee's fixtures, improvements, furnishings, merchandise, equipment and personal Property in and on the Premises, whether or not affixed to the real property.

                                   ARTICLE 6
                                   INSURANCE

        6.1 Property Rental Insurance - Premises. During the Term, Lessor shall keep the Property insured against loss or damage by fire and those risks normally covered by an "all risk" or " causes of loss - special form" policy of property insurance for the full replacement cost thereof. Any recovery received from said insurance policy shall be paid to Lessor.

        6.2 Property Insurance - Fixtures and Inventory. During the Term, Lessee shall, at its sole expense, maintain insurance with "all risk" or "causes of loss - special form" coverage on any fixtures, leasehold improvements, furnishings, merchandise, equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement value thereof, and Lessee shall also have sole responsibility and cost for maintaining any other types of insurance as Lessee elects to carry. Any deductibles shall be paid by Lessee.

        6.3 Lessor's Liability Insurance. During the Term, Lessor shall maintain at its sole cost a policy or policies of commercial general liability insurance insuring Lessor (and such others as designated by Lessor) against liability for bodily injury, death and property damage on or about the Property, with combined single limit coverage of not less than Two Million Dollars ($2,000,000).

        6.4 Lessee's Liability Insurance. During the Term, Lessee shall, at its sole expense, maintain for the mutual benefit of Lessor and Lessee, commercial general liability and property damage insurance against claims for bodily injury, death or property damage occurring in or about the Premises or arising out of the use or occupancy of the Premises, with combined single limit coverage of not less than Two Million Dollars ($2,000,000). The limits of such insurance shall not limit the liability of Lessee. Lessee shall furnish to Lessor prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the liability insurance required of Lessee above is in full force and effect; that Lessor has been named as an additional insured; and that all such policies will not be canceled unless thirty (30) days' prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers reasonably approved by Lessor and with policies in form reasonably satisfactory to Lessor. Said policies shall provide that Lessor, although an additional insured, may recover for any loss suffered by Lessor by reason of Lessee's negligence, and shall include a broad form liability endorsement. Lessee's insurance shall be primary and noncontributing with any other insurance available to Lessor.

        6.5 Waiver of Subrogation. Lessor hereby releases Lessee, and Lessee hereby releases Lessor, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises, or to the furnishings and fixtures and equipment, or inventory or other property of either Lessor or Lessee in, about or upon the Premises, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

        6.6 Plate Glass Replacement. Lessee shall replace, at its sole expense, any and all plate glass and other glass in and about the Premises which is damaged or broken by vandalism. If any plate glass or other glass in and about the Premises is damaged or broken by causes other than vandalism, then Lessee shall pay Lessor an amount equal to Lessor's cost of replacement, provided that such amount shall not exceed the deductible then in effect on Lessor's insurance policy, if any, covering the damaged glass. Nothing herein shall be construed to require Lessor to carry plate glass insurance.

        6.7 Workers' Compensation Insurance. Lessee shall, at its sole expense, maintain and keep in force during the Term a policy or policies of Workers' Compensation Insurance and any other employee benefit insurance sufficient to comply with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements.

                                   ARTICLE 7
                                  MAINTENANCE

        7.1 Maintenance - Premises. Throughout the Term, Lessee agrees to keep and maintain the Premises and all improvements and appurtenances upon the Premises, including all sewer connections, plumbing, heating and cooling appliances, roof membrane, wiring and glass, in good order, condition and repair, including the replacement of such improvements and appurtenances when necessary, provided that Lessee shall not be responsible for insured damage to the foregoing or damages to the foregoing caused by Lessor or its agents or by other tenants. Lessee hereby expressly waives the provisions of any law permitting repairs by a tenant at the expense of a landlord, including, without limitation, all rights of Lessee under Section 1941 and 1942 of the California Civil Code. Lessee agrees to keep the Premises clean and in sanitary condition as required by the health, sanitary and police ordinances and regulation of any political subdivision having jurisdiction, and provide, at its own expense, trash removal and janitorial services. Lessee further agrees to keep the interior of the Premises, such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. If any repairs and/or maintenance to be made by Lessee are necessary, Lessor shall have the right to cause such repairs and/or maintenance to be made if Lessee fails to cause such repairs, or commence to cause such repairs and diligently prosecute same to completion, within fifteen (15) days after written notice from Lessor to Lessee. Lessee agrees that upon demand, it shall pay to Lessor the cost of any such repairs, together with accrued interest from the date of payment at the highest rate allowable by law. Notwithstanding anything to the contrary above, Lessor may elect to enter into one or more maintenance contracts with third parties for the provision of all or a part of Lessee's maintenance obligations as set forth in this paragraph, excluding janitorial services. Upon such election, Lessee shall be relieved from its obligations to perform only those maintenance obligations covered by such maintenance contracts, and Lessee shall bear one hundred percent (100%) of the cost of any such maintenance contracts to the extent applicable to the Premises. All such costs shall be paid in advance on a monthly basis with Lessee's rent payments. If Lessor elects to enter into one or more maintenance contracts with third parties for the the provision of all or part of Lessee's maintenance obligations, Lessor shall obtain competitive bids for such services and the contracts entered into shall be at a fair market rate for the services provided.

        7.2 Maintenance - Building and Common Area. Except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers, or invitees (in which event Lessee shall repair the damage) Lessor, at Lessor's expense, shall keep in good condition and repair the foundations, exterior walls, the structural condition of interior bearing walls, and the roof structure of the Building.

Lessor shall maintain the Common Areas of the Property in good working order and condition, except that damage occasioned by the act of Lessee and not covered by the insurance described in Article 6 shall be repaired by Lessor at Lessee's expense. Lessee shall notify Lessor in writing of any repairs or maintenance to the Common Areas which may be required and Lessor shall have a reasonable time to make such repairs which shall not exceed thirty (30) days from the date of Lessee's notice to Lessor unless such repairs and/or maintenance cannot reasonably be completed within such 30-day period, in which event Lessor shall have such additional time as may reasonably be required to complete such repairs and/or maintenance. The Common Areas of the Property shall be comprised of all non-leasable space including, but not limited to, sidewalks, parking areas, private roadways within the Property, water amenities, exterior lighting and landscaping.

        7.3 Common Area Expenses.

                (a) Common Area Expenses Defined. The term "Common Area Expenses" shall mean all expenses, costs and disbursements of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of the Building and Common Area and such additional Building or Common Area facilities in subsequent years as may be determined by Lessor to be necessary, including but not limited to, the following:

                        (i) wages and salaries of all employees engaged in the operation, maintenance and security of the Building and Common Area, including taxes, insurance and benefits relating thereto, and the rental cost of overhead of any office and storage space used to provide such services;

                        (ii) cost of all supplies, materials and labor used in the operation, repair, replacement and maintenance of the Building and Common Area;

                        (iii) cost of all utilities, including surcharges, for the Common Area, including the cost of water, sewer, gas, power, heating, lighting, air conditioning and ventilating; and the cost of all license, permit and inspections fees;

                        (iv) cost of all insurance which Lessor or Lessor's lender deems necessary for the Building and Common Area such as the cost of "All-Risk" property insurance, including, at Lessor's option, earthquake and flood coverage, insurance against loss of rents on an "All-Risk" basis; and casualty and liability insurance applicable to the Building and Lessor's personal property used in connection therewith;

                        (v) cost of repairs and general maintenance of the Building and Common Area (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee pursuant to Article 7, or other third parties, and alterations attributable solely to lessees of the Building);

                        (vi) a reasonable management fee for the manager of the Building consistent with management fees charged by owners of similar properties in the market area of the Property;

                        (vii) the reasonable cost at market rates of any additional services not provided to the Building and Common Area at the Commencement Date, but thereafter provided by Lessor in its management of the same;

                        (viii) the cost of any capital improvements made to the Building after the Commencement Date that reduce other operating expenses or are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost thereof to be amortized over such reasonable period as Lessor shall determine consistent with applicable governmental requirements; and

                        (ix) Real Property Taxes.

                (b) Exclusions from Common Area Expenses. Common Area Expenses shall not include: (i) the cost of any additional or extraordinary services provided to other tenants of the Building; (ii) costs paid for directly by Lessee. (iii) principal and interest payment on loans secured by deeds of trust recorded against the Building; (iv) real estate sales or leasing brokerage commissions; (v) legal and accounting fees; (vi) executive salaries of off-site personnel employed by Lessor excepting the management fee referenced in Paragraph 7.3(a)(vi) above; (vii) the cost of any repairs to the foundations, exterior walls, the structural condition of interior bearing walls, or the roof structure of the Building; or (viii) Hazardous Materials clean-up costs except as otherwise provided in Article 19. Additionally, Common Area Expenses shall not include all utilities and janitorial services which shall be contracted for and paid for by Lessee, commencing on the Lease Commencement Date.

                (c) Adjustment.

                        (i) Monthly Payments. Lessee shall pay to Lessor on the first day of each calendar month of the Term, an amount estimated by Lessor to be Lessee's pro rata share of the Common Area Expenses. The Common Area Expenses may be adjusted by Lessor at the end of any calendar quarter on the basis of Lessor's experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Lessee of written notice of such adjustment.

                        (ii) Accounting. Within one hundred twenty (120) days following the end of each calendar year, Lessor shall furnish to Lessee a statement of Lessee's pro rata share of the actual Common Area Expenses (the "Actual Expenses") for the calendar year and the payments made by Lessee with respect to such period. If the Common Area Expenses paid by Lessee for such period are less than the amount of Actual Expenses, Lessee shall pay Lessor the deficiency within ten (10) days after receipt of such statement. Any overpayment made by Lessee shall be credited against the next monthly payment(s) of Common Area Expenses due from Lessee.

                        (iii) Proration. Lessee's obligation to pay Common Area Expenses shall be prorated on the basis of a 365-day year to account for any fractional portion of a year included at the commencement or expiration of the Term of this Lease.

                        (iv) Survival. Lessee's obligation to pay for any Common Area Expenses pursuant to this paragraph shall survive any termination of this Lease for a period of eighteen (18) months.

        7.4 Alterations, Changes and Additions by Lessee. No changes, alterations, or additions shall be made by Lessee to the Premises without the prior written consent of Lessor which Lessor will not unreasonably withhold, except that Lessor's consent shall not be required for minor, nonstructural changes, alterations or additions to the Premises that do not affect the Building systems, provided that the cost of such changes, alterations or additions does not exceed $5,000.00 per work of improvement or $25,000.00 in the aggregate over the term of the Lease. Lessor shall have the right, however, to withhold its consent to structural or exterior changes at Lessor's sole and absolute discretion. As used herein, alterations include utility installations such as ducting, power panels, fluorescent fixtures, base heaters, conduit and wiring. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, additions or improvements at the expiration of the term and to restore the Premises to their prior condition and that Lessee provide Lessor a payment and completion bond from a California surety company at Lessee's expense. All changes, alterations or additions to be made to the Premises shall be under the supervision of a competent architect and made in accordance with plans and specifications which have been furnished to and approved by Lessor prior to commencement of work. If the written consent of Lessor to any proposed alterations by Lessee shall have been obtained, Lessee agrees to advise Lessor in writing of the date upon which such alterations will commence in order to permit Lessor to post a notice of nonresponsibility. All such alterations, changes and additions shall be constructed in a good and workmanlike manner in accordance with all ordinances and laws relating thereto.

With respect to any improvements which Lessee is entitled to make hereunder, Lessee shall use only duly qualified, reputable and licensed contractors and subcontractors for any work commenced after the Commencement Date. Lessee's selection of contractors and subcontractors shall be subject to Lessor's prior written approval, which shall not be unreasonably withheld. Lessee shall provide to Lessor copies of all plans, specifications and drawings of all changes, alterations and additions prior to the commencement of any work relating thereto. All leasehold improvements made by Lessee shall remain the property of Lessee during the Term and Lessee shall have the night to depreciate or amortize the cost of the same and claim and collect investment tax credits and all other tax benefits with respect to such improvements. At the end of the Term, Lessee shall, at Lessor's sole discretion, remove all leasehold improvements installed by it.

        7.5 Plumbing. Lessee shall not use the plumbing facilities for any purpose other than that for which they were constructed. The expense of any breakage, stoppage or other damage relating to the plumbing and resulting from the introduction by Lessee, its agents, employees or invitees of foreign or harmful substances into the plumbing facilities shall be borne by Lessee.

        7.6 Liens. Lessee shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Lessee and shall indemnify, hold harmless and defend Lessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Lessee. In the event that Lessee shall not, within twenty
(20) days following the imposition of any such lien and notice of the same to Lessee, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith including reasonable attorneys' fees and costs shall be payable to Lessor by Lessee on demand with interest at the highest rate allowable by law. Lessor shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which are proper, for the protection of Lessor and the Premises, and any other party having an interest herein, from mechanics, and materialmen's liens, and Lessee shall give to Lessor at least ten (10) business days' prior written notice of the expected date of commencement of any work relating to changes, alterations or additions to the Premises.

                                   ARTICLE 8
                                   UTILITIES

Lessee shall pay prior to delinquency throughout the Term the cost of water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilating, janitorial services, landscape maintenance (except Common Area landscape maintenance) and all other materials and utilities supplied to the Premises. If any such services are not separately metered to Lessee, Lessee shall pay Lessee's pro rata share of all charges which are jointly metered, unless Lessor reasonably determines that Lessee is utilizing more than Lessee's pro rata share of any such utilities, in which event Lessee shall pay for its actual usage of any such utilities as reasonably determined by Lessor, and in either event payment shall be made by Lessee within fifteen (15) days of receipt of the statement for such charges.

                                   ARTICLE 9
                                USE OF PREMISES

        9.1 Use. The Premises shall be used and occupied by Lessee for only the purposes specified in Paragraph 1.6 and for no other purposes whatsoever without obtaining the prior written consent of Lessor, which shall not be unreasonably withheld.

        9.2 Suitability. This Lease shall be subject to all applicable zoning ordinances and to any municipal, county and state laws and regulations governing and regulating the use of the Premises. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business.

        9.3 Uses Prohibited.

                (a) Rate of Insurance. Lessee shall not do or permit anything to be done in or about the Premises which will cause an increase in the existing rate of insurance upon the Premises (unless Lessee shall pay an increased premium as a result of such use or acts) or cause the cancellation of any insurance policy covering the Premises or the Building of which the Premises may be a part, nor shall Lessee sell or permit to be kept, used or sold in or about such Premises any articles which may be prohibited by a standard form policy of fire insurance.

                (b) Interference With Other Tenants. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Lessee cause, maintain or permit any nuisance in, or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

                (c) Applicable Laws. Lessee shall not conduct any auctions on the Premises or use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance, governmental rule, regulation or requirements of duly constituted public authorities whether now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force (including the Americans With Disabilities Act as it applies to the Premises and to any portion of the Property affected by Lessee's use of the Premises) and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to Lessee's use or occupancy of the Premises. The judgment of any court of competent jurisdiction and exhaustion of any appeals periods, or the admission of Lessee in any action against Lessee whether Lessor be a party thereto or not, that Lessee has violated any law. statute, ordinance or government rule, regulation or requirement, shall be conclusive of that fact as between Lessor and Lessee.

                (d) Signs. Lessee shall not place any sign upon the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessee shall have the right to install, at Lessee's sole expense, one sign on the Building exterior, subject to Lessor's consent as to the exact location, size, style and color of the sign, the CC&Rs (defined in Article 18) and all applicable governmental regulations. Upon the expiration or sooner termination of this Lease, Lessee shall remove its signage from the Building and shall repair any damage to the Building caused by the installation and/or removal of Tenant's signage.

                                   ARTICLE 10
                               DEFAULT PROVISIONS

        10.1 Lessee's Default. A default under this Lease by Lessee shall exist if any of the following occurs:

                (a) If Lessee fails to pay base monthly rent or any other sum required to be paid hereunder when due and Lessee fails to cure such breach within five (5) days after written notice from Lessor; provided, however, that such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;

                (b) If Lessee fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Lessee fails to cure such breach within twenty (20) days after written notice from Lessor where such breach could reasonably be cured within such twenty (20) day period; provided, however, that where such failure could not reasonably be cured within the twenty (20) day period, that Lessee shall not be in default if it commences such performance within the twenty (20) day period and diligently thereafter prosecutes the same to completion;

                (c) If Lessee assigns its assets for the benefit of its creditors;

                (d) If the sequestration or attachment of or execution on any material part of Lessee's property essential to the conduct of Lessee's business occurs, and Lessee fails to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                (e) If Lessee abandons or vacates the Premises and ceases to pay rent; or

                (f) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Lessee to be insolvent; or approving as properly filed a petition seeking reorganization of Lessee; or directing the winding up or liquidation of Lessee and such decree or order shall have continued for a period of thirty (30) days.

        10.2 Remedies. Upon a default, Lessor shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Lessor may resort cumulatively or in the alternative:

                (a) Lessor may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Lessor does not terminate this Lease, and Lessor shall have the right to collect base monthly rent and other charges due hereunder when due.

                (b) Lessor may terminate Lessee's night to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and restoring the Premises required by the reletting, and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Lessor other than giving written notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. On termination, Landlord has the right to remove all Lessee's property and store same at Lessee's cost and to recover from Lessee as damages:

                        (i) The worth at the time of award of unpaid rent and other sums due and payable which had been earned at the time of termination; plus

                        (ii) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such rent loss that Lessee proves could have been reasonably avoided; plus

                        (iii) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Lessee proves could be reasonably avoided; plus

                        (iv) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom; plus

                        (v) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                The "worth at the time of award" of the amounts referred to in Paragraphs 10.2(b)(i) and 10.2(b)(ii) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 10.2(b)(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                (c) Lessor may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. No reentry or taking possession of the Premises by Lessor pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee.

        10.3 Default by Lessor. Lessor will be in default if Lessor fails to perform any obligation required of Lessor (other than a delay in delivery of possession as provided for in Paragraph 3.2) within thirty (30) days after written notice by Lessee, specifying wherein Lessor has failed to perform such obligation; provided that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor promptly commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                                   ARTICLE II
                           EXPIRATION OR TERMINATION

        11.1 Surrender of Possession. Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon, subject to the terms of Paragraph 7.4, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear and elements of age and any insured casualty. Upon termination of this Lease, Lessor may re-enter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Term, Lessee shall defend, indemnify and hold Lessor harmless from all loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding lessee founded on such delay.

        11.2 Holding Over. If Lessee remains in possession of the Premises after expiration of the term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly rental equivalent of 125% of the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided. In the event of such holding over all of the terms of this Lease including the payment of all charges owing hereunder other than rent shall remain in force and effect on said month to month basis.

        11.3 Voluntary Surrender. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, but shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or operate as an assignment to Lessor of any or all such subleases or subtenancies.

                                   ARTICLE 12
                            CONDEMNATION OF PREMISES

        12.1 Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Term, or such portion of the entire Premises, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor for the value of the unexpired term of this Lease.

        12.2 Partial Condemnation. If any portion of the Premises is taken by condemnation during the Term, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect; except that in the event a partial taking leaves the Premises unfit for normal and proper conduct of the business of Lessee, then Lessee shall have the right to terminate this lease effective on the date transfer of possession is required. Lessee may elect to exercise its right to terminate this Lease pursuant to this paragraph by serving written notice to Lessor within thirty (30) days of Lessee's receipt of notice of condemnation. All rent shall be paid up to the date of termination; and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises immediately after the taking bears to the square footage of the entire Premises immediately before the taking. If Lessee's continued use of the Premises requires alterations and repairs by reason of a partial taking, Lessor shall make and pay for such alterations and repairs, but only to the extent of proceeds received by Lessor for the condemning authority relating to the improvements to be altered and repaired, and Lessee shall pay the balance of such alterations and repairs. If Lessee is not willing to pay the balance of such alterations and repairs, Lessor shall have the right to terminate this Lease as of the date of taking.

        12.3 Award to Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the night to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for all losses of Lessee, including loss of business, fixtures or equipment belonging to Lessee immediately prior to the condemnation. The balance of any condemnation award shall belong to Lessor, and Lessee shall have no further right to recover from Lessor or the condemning authority for any additional claims arising out of such taking.

Notwithstanding the foregoing, any other award made as a result of a total or partial taking shall belong to and be paid to Lessor, except that Lessee shall receive from such award the following: (a) a sum attributable to improvements or alterations made to the Premises by Lessee which Lessee has the right to remove but elects not to remove and which increase the value of the Premises; and (b) any part of the award made directly to Lessee for the taking of personal property or trade fixtures belonging to Lessee, for the interruption of Lessee's business or for its moving costs, or for loss of Lessee's good will.

                                   ARTICLE 13
                                ENTRY BY LESSOR

Provided that Lessor gives Lessee prior written notice, Lessee shall permit Lessor and its agents to enter the Premises at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Building; to make such repairs to the Premises as Lessor is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the Building; to show the Premises and post "To Lease" signs for the purposes of reletting during the last ninety (90) days of the Term; to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned.

In case of emergency, Lessor may enter the Premises without providing notice to Lessee. In making any entry into the Premises, Lessor shall not unreasonably interfere with Lessee's business. Lessor shall comply with Lessee's reasonable security regulations.

                                   ARTICLE 14
                                INDEMNIFICATION

Lessee agrees not to hold Lessor liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs or alterations to the Premises unless such injury or damage arises from the willful misconduct or negligence of Lessor or its agents. Lessee agrees that Lessor shall not be liable for any injury or damage occasioned by defective electric wiring, or the breaking, bursting, stoppage or leaking of any part of the plumbing, air conditioning, heating, fire control sprinkler systems or gas, sewer or steam pipes, unless such injury or damage arises from the willful misconduct or negligence of Lessor or its agents. Lessee will defend, indemnify, save and hold harmless Lessor from all claims, actions, liability, loss, expense (including reasonable attorneys' fees and costs), damage or injury to persons or property arising from or occurring by reason of Lessee's occupation or use of the Premises unless such losses or injuries are proximately caused by any willful misconduct or negligence of Lessor or its agents. Lessor shall not be liable for any damage to or loss of property of Lessee or other persons located on the Premises, and Lessee shall defend, indemnify, save and hold Lessor harmless from any claims and losses arising out of damage to the same, unless such loss or damage is proximately caused by the willful misconduct or negligence of Lessor or its agents.

Lessor will defend, indemnify, save and hold harmless Lessee from all claims, actions, liability, loss, expense (including reasonable attorneys' fees and costs), damage or injury to persons or property arising from or occurring by reason of the willful misconduct or negligence of Lessor or its agents.

                                   ARTICLE 15
                           ASSIGNMENT AND SUBLETTING

Lessee shall not assign this Lease in whole or in part, or sublet the Premises or any part thereof, or license the use of all or any portion of the Premises or business conducted thereon, or encumber or hypothecate this Lease, without first obtaining the written consent of Lessor, which consent will not be unreasonably withheld. Lessee shall submit in writing to Lessor: (a) the name and legal composition of the proposed sublessee; (b) the nature of the proposed sublessee's business to be carried on in the Premises; (c) the terms and provisions of the proposed sublease, and (d) such financial and other reasonable information as Lessor may request concerning the proposed sublessee.

Lessor shall give its consent or give notice that it does not consent, specifying the reasons therefor, within seven (7) business days after receiving all the information set forth in the preceding sentence. Any assignment, subletting, licensing, encumbering, or hypothecating of this Lease without such prior written consent shall, at the option of Lessor, constitute grounds for termination of this Lease. Lessor's consent to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease. This prohibition against assignment and subletting shall be construed to include a prohibition against assignment or subletting by operation of law. Notwithstanding any assignment or subletting with Lessor's consent, Lessee shall remain fully liable on this Lease and shall not be released from its obligations hereunder. In the event Lessor shall consent to a sublease or assignment under this paragraph, Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with giving such consent. In addition, Lessee shall pay to Lessor with its regularly scheduled rent payments fifty percent (50%) of all rent or other charges in lieu of rent collected by Lessee from a sublessee or assignee which are in excess of the rent then owing pursuant to Article 4.

Notwithstanding the foregoing, Lessee shall be free to assign or sublet without Lessor's consent (a) to a company that controls, is controlled by, or is under common control with Lessee, (b) to the surviving entity in connection with a merger, consolidation or other reorganization of Lessee, and (c) to the purchaser in connection with the sale of substantially all of the assets of the business being conducted at the Premises, provided that Lessee notifies Lessor of Lessee's intent to make such assignment or sublet prior to the date of actual assignment, or sublet and, in the event of any assignment of this Lease, the assignee executes an agreement whereby the assignee assumes the obligations of Lessee under this Lease.

                                   ARTICLE 16
                             DAMAGE OR DESTRUCTION

        16.1 Right to Terminate on Destruction of Premises.

                (a) If the Premises are damaged by a peril not covered by insurance, Lessor may terminate the Lease if the cost to restore exceeds twenty percent (20%) of the replacement cost of the Premises and Lessee does not agree in writing to pay such excess within ten (10) days of receipt of Lessor's written election to terminate.

                (b) Either Lessor or Lessee shall have the option to terminate the Lease if the Premises are materially damaged during the Term and such option is exercised in writing no later than ten (10) calendar days after the occurrence of the damage. As used herein, materially damaged shall mean that the cost of repair is equal to or greater than thirty-three percent (33%) of the replacement cost of the Premises. If, however, the insurance proceeds available to Lessor, plus the funds, if any, which Lessee is willing to contribute to repair or rebuild the Premises, are sufficient to repair or rebuild the Premises, Lessee shall have the right to elect to continue this Lease and Lessor shall, as soon as possible, commence the repair of the Premises and diligently prosecute the construction of the Premises to completion. Lessee shall exercise such right on or before ten (10) calendar days after Lessor notifies Lessee of the approximate cost of repair and the amount of insurance proceeds available; and Lessee's failure to timely exercise such fight shall be deemed a waiver of such right.

        16.2 Repairs by Lessor. If neither Lessor nor Lessee elects to terminate this Lease pursuant to Paragraph 16.1, Lessor shall, immediately upon receipt of insurance proceeds paid in connection with such casualty, proceed to repair or rebuild the Premises, on the same plan and design as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes beyond the control of Lessor. Lessee shall be liable for the repair and replacement of all fixtures, leasehold improvements, furnishings, merchandise, equipment and personal property not covered by the property insurance described in Paragraphs 6.1 and 6.2.

        16.3 Reduction of Rent During Repairs. If Lessee is able to continue to conduct its business during the making of repairs, the rent then prevailing will be equitably reduced in the proportion that the unusable part of the Premises bears to the whole thereof for the period that repairs are being made. No rent shall be payable while the Premises are wholly unusable due to casualty damage.

        16.4 Arbitration. Any controversy or claim arising out of or relating to this article shall be settled by arbitration in accordance with California Code of Civil Procedure, Sections 1280 et seq. The expenses of arbitration shall be borne by the parties as allocated by the arbitrators. The party desiring arbitration shall serve notice upon the other party, together with designation of the first party's arbitrator.

                                   ARTICLE 17
                                    PARKING

Lessee shall have the nonexclusive right to use one hundred nineteen (119) parking spaces in the parking area, provided that under no circumstances shall Lessor be required to police or monitor the parking rights of Lessee or any other tenant.

                                   ARTICLE 18
                     COVENANTS, CONDITIONS AND RESTRICTIONS

This Lease is subject to the terms and conditions of (a) the Declaration of Covenants, Conditions and Restrictions of Mission Falls Business Park ("CC&Rs") imposing certain covenants, conditions and restrictions on the use and management of the Property, (b) the Bylaws ("Bylaws") of Mission Falls Business Park Owners Association ("Association"), a California nonprofit mutual benefit corporation charged with the responsibility of managing Mission Falls Business Park in accordance with the CC&Rs and the Articles of Incorporation of the Association ("Articles"), and (c) the rules ("Rules") adopted from time to time by the Association in accordance with the CC&Rs providing for restrictions on the use of Mission Falls Business Park. Collectively, the CC&Rs, Articles, Bylaws and Rules are referred to herein as the "Governing Documents." Lessor has delivered to

Lessee copies of the CC&Rs recorded September 6, 1984 as Instrument No. 84-181476, and the First Amendment to the CC&Rs recorded April 19, 1985 as Instrument No. 85-076494, and the Articles and the Bylaws, respectively filed in connection therewith. Lessee agrees to comply with all provisions of the Governing Documents applicable to its occupancy, interest, use and utilization of the Premises subject to this Lease. Any failure to comply with the Governing Documents shall be a default under the terms of this Lease.

                                   ARTICLE 19
                              HAZARDOUS MATERIALS

        19.1 Definition. "Hazardous Material" shall mean any substance or material which has been designated hazardous or toxic by any federal, state, county, municipal or other governmental agency or authority or determined by such agency or authority to be capable of endangering or posing a risk of injury to, or adverse effect on, the health or safety of persons, the environment or property.

        19.2 Use. Lessee shall not store, use, generate, release or dispose of any Hazardous Materials in, on or adjacent to the Premises or the Property, or ship any Hazardous Materials therefrom, except in compliance with all laws, ordinances, regulations, rules, and policies, including any obligation to notify Lessor of same. Lessee shall submit to Lessor copies of all permits, licenses, filings, reports or other documentation submitted to any governmental agency or authority, at the same time such documents are submitted to the governmental agency or authority.

        19.3 Notice. Lessee shall immediately notify Lessor as soon as possible of any inquiry, test, investigation, or enforcement proceeding by or against Lessee or the Premises or the Property concerning a Hazardous Material in, on, under or within 2,000 feet of the Premises and the Property. Lessee acknowledges that Lessor, as the owner of the Premises, shall have the right, at its election, in its own name or as Lessee's agent, to negotiate, defend, approve, and appeal, at Lessee's expense, any action taken or order issued by an applicable governmental authority with regard to Lessee's failure to comply with the provisions of this Article 19. Notwithstanding the foregoing, Lessee shall not be responsible for the cost of complying with any action taken or order issued by an applicable governmental authority with regard to any Hazardous Materials found in, on or under any real property within 2,000 feet of the Premises or the Property if their presence was not caused by Lessee, its agents, employees, contractors, invitees or subtenants. Lessee shall submit to Lessor copies of all such inquiries, tests, investigations and enforcement proceedings and copies of all reports and responses thereto prepared by Lessee. Lessee shall submit same to Lessor within five (5) days after receipt of same by Lessee, whether such receipt is from a governmental authority or nongovernmental entity.

        19.4 Removal and Disposal. In addition, Lessee shall immediately remove all Hazardous Materials which Lessee, its agents, employees, contractors, invitees or subtenants have caused to be released or disposed of in, on, under or adjacent to, the Premises or the Property. Lessee shall dispose of all Hazardous Material removed from the Premises or the Property in lawful disposal sites and otherwise in compliance with all applicable laws, ordinances. regulations. rules and policies, and in all removals of Hazardous Materials, Lessee shall list itself as the shipper.

        19.5 Indemnity. Lessee shall indemnify, defend and hold Lessor harmless from and against any claims, suits, causes of action, costs, fees, including attorneys' fees and costs, arising out of or in connection with any Hazardous Materials stored, used, generated, released or disposed of by Lessee or its agents, employees, contractors, invitees or subtenants in, on, under or adjacent to the Premises or the Property, or any Hazardous Materials shipped by Lessee therefrom, including any clean-up work, inquiry or enforcement proceeding resulting therefrom.

        19.6 Right of Entry. Notwithstanding any other right of entry granted to Lessor under this Lease, Lessor shall have the right to enter the Premises or to have consultants enter the Premises throughout the term of this Lease for the purpose of determining: (i) whether the Premises are in conformity with federal, state and local laws, ordinances, regulations, rules and policies including those pertaining to the environmental condition of the Premises and the Property, (ii) whether Lessee has complied with this Article 19, and (iii) the corrective measures, if any, required of Lessee to ensure the safe storage, use, generation, release, shipment and disposal of Hazardous Materials, or to remove Hazardous Materials. Such entry shall comply with the provisions of
Article 13. Lessee agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises or the Property with drill rigs or other machinery for the purpose of obtaining soil, water or other samples. Lessor shall not be limited in the number of such inspections during the term of this Lease.

        19.7 Ispection. If Lessee does store, use, generate, release, or dispose of any Hazardous Materials in, on, under or adjacent to the Premises or the Property, or ship any Hazardous Materials therefrom, Lessee shall pay for the reasonable cost of any inspection reasonably determined to be necessary by Lessor. If Lessee does not store, use, generate, release or dispose of any Hazardous Materials in, on, under or adjacent to the Premises or the Property, or ship any Hazardous Material therefrom, Lessor shall pay the cost of such inspection, however, if such inspection, together with any other evidence, shows that Lessee caused the presence of any Hazardous Materials, Lessee shall pay for the reasonable cost of such inspection and all subsequent inspections until the Hazardous Materials are eliminated. If such consultants determine that the Premises or the Property, or both, are contaminated with Hazardous Materials caused to be present by Lessee, Lessee shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Lessor and any applicable governmental agencies and reimburse Lessor for the cost of such inspections within ten (10) days of receipt of a written statement therefor. The right granted to Lessor herein to inspect the Premises or the Property shall not create a duty on Lessor's part to inspect the Premises or the Property, or any liability of Lessor for Lessee's use, storage, release or disposal of Hazardous Materials, it being understood that Lessee shall be solely responsible for all liability in connection therewith.

        19.8 Surrender. Lessee shall surrender the Premises to Lessor upon the expiration or earlier termination of this Lease free of all Hazardous Materials which Lessee, its agents, employees, contractors, invitees or subtenants have caused to be released or disposed of in, on, under or adjacent to the Premises or the Property, and in a condition which complies with all governmental laws, ordinances, regulations, rules and policies, reasonable recommendations of consultants hired by Lessor, and such other reasonable requirements as may be imposed by Lessor.

        19.9 Survival. Lessee's and Lessor's obligations under this Article 19 shall survive termination of this Lease.

        19.10 Lessor's Covenant. Lessor represents and covenants that it has no knowledge of the existence of any Hazardous Materials located on or beneath the Premises prior to Lessee's occupancy of the Premises.

                                   ARTICLE 20
                                    BROKERS

        20.1 Brokers. Lessee warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Bishop Hawk and R&D Commercial Properties and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Lessee agrees to indemnify, defend and hold Lessor and its agents harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Lessee's execution of this Lease.

        20.2 Commission. Lessor shall pay the commission due to Bishop Hawk in connection with this Lease in four installments of Fifteen Thousand Eight Hundred Twenty-Four and 19/100ths Dollars ($15,824.19) each on the following terms and conditions. Lessor shall pay the first installment to Bishop Hawk on execution of this Lease by Lessor and Lessee. Lessor shall pay the second installment or before the first day of the thirteenth (13th) month of the Term, the third installment on or before the first day of the twenty-fifth (25th) month of the Term, and the fourth and final installment on or before the first day of the thirty-seventh (37th) month of Term; provided, however, that the second, third and fourth installments of the commission, as applicable, shall be paid to Bishop Hawk only if Lessee has not been in default of any material provision of this Lease during the previous twelve (12) month period.

                                   ARTICLE 21
                            MISCELLANEOUS PROVISIONS

        21.1 Waiver. No waiver of any default of any of the covenants or conditions of this Lease shall be construed to be a waiver of any other default or to be a consent to any further or succeeding default of the same or other covenant or condition. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding default by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding default at the time of acceptance of such rent.

        21. 2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the parties.

        21.3 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and either personally delivered or sent by certified mail, return receipt requested, postage prepaid, properly addressed to Lessor c/o The Martin Group, at 4637 Chabot Drive, Suite 218, Pleasanton, CA 94588, and to Lessee at the Premises, or at such other address as may from time to time be designated in like manner by one party to the other. Any such notice shall be deemed given when personally delivered or on the date indicated on the Postal Service's certified mail receipt.

        21.4 Partial Invalidity. If for any reason any provision of this Lease shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby.

        21.5 Number and Gender. All terms in this Lease shall be construed to mean either the singular or the plural, masculine, feminine or neuter, as the situation may demand.

        21.6 Descriptive Headings. The headings used herein and in any of the documents attached hereto as schedules, lists or exhibits are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

        21.7 Time is of the Essence. In all matters time is of the essence in the performance of all obligations under this Lease.

        21.8 Entire Agreement. This Lease and the documents attached hereto as schedules, lists or exhibits, constitute the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and supersede and replace any prior agreements and understandings, whether oral or written, between and among them with respect to the lease of the Premises, rental therefor, use thereof and all other such matters. The provisions of this Lease may be waived, altered, amended or repealed in whole or in part only upon the written consent of Lessor and Lessee.

        21.9 Memorandum of Lease. Lessor and Lessee mutually agree that they will not file or record a copy of this Lease, but that in the event Lessor requests a recording, Lessor and Lessee shall execute and acknowledge a memorandum of this Lease in a form approved by the parties setting forth in said memorandum the description of the Premises, the date of the Lease, the Commencement Date and the date of termination. Said memorandum of Lease may be recorded in the Recorder's Office of the County in which the Premises are located.

        21.10 Applicable Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to any doctrine of renvoi or other doctrine of conflicts of law.

        2.11 Corporate Authority. Each individual executing this Lease on behalf of a corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation, and that this Lease is binding upon said corporation in accordance with its terms.

        21.12 Litigation Expense. If any party shall bring an action against any other party hereto by reason of the breach of any covenant, warranty, representation or condition hereof, or otherwise arising out of this Lease or any schedule, list or exhibit hereto, whether for declaratory or other relief, the prevailing party in such suit shall be entitled to such party's costs of suit and reasonable attorneys' fees, which shall be payable whether or not such action is prosecuted to judgment.

        21.13 Subordination of Leasehold. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create against the Premises or the Property, or both, including all renewals, replacements and extensions thereof, provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee performs all covenants and conditions of this Lease and continues to make all payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Lessee agrees to execute any and all instruments in writing which may be required by Lessor to subordinate Lessee's rights to the lien of such mortgage. Lessee's subordination is only effective in favor of a future lender so long as such lender, on behalf of itself and any purchaser at a foreclosure sale, agrees in writing to recognize all rights of Lessee under the Lease.

        21.14 Lessee's Remedy. If, as a consequence of a default by Lessor under this Lease, Lessee recovers a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the Building and out of rent or other income from such property received by Lessor, or out of consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title or interest in the Building, and neither Lessor nor its agents shall be liable for any deficiency.

        21.15 Unrelated Business Income. Lessor shall have the right at any time, and from time to time to unilaterally amend the provisions of this Lease if Lessor is advised by its counsel that all or any portion of the monies paid by Lessee to Lessor hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Lessee agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Lessee having to pay in the aggregate more money on account of its occupancy of the Premises or materially increase Lessee's obligations under the terms of this Lease as so amended and provided further, that no such amendment or amendments shall result in Lessee receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality.

        21.16 Lessee's Certificate. Within fifteen (15 )days following Lessor's request, Lessee shall complete, execute and deliver to Lessor a Lessee's Certificate setting forth the information requested therein relating to this Lease and Lessor's and Lessee's obligations thereunder. Failure of Lessee to deliver such certificate within said fifteen (15) days shall be deemed to be an acknowledgment that Lessor is not in default under the Lease, and that the terms of the Lease have not been modified or supplemented in any way. It is intended that such certificate may be relied upon by any prospective purchaser, lender, or assignee of any lender of the Premises.

        21.17 Attornment. Lessee shall, in the event of any sale of the Premises or if proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage, installment land contract or deed of trust made by Lessor covering the Premises, attorn to the mortgagee or the purchaser upon any such foreclosure or sale and recognize such mortgagee or purchaser as Lessor under this Lease.

LESSOR                                  LESSEE

Teachers Insurance and Annuity          Quintus, Inc., a California corporation
Association of America, a New York
corporation                             By  /s/ ALAN K. ANDERSON
                                          --------------------------------------
By /s/ [SIGNATURE ILLEGIBLE]            its PRESIDENT, CEO
  --------------------------------         -------------------------------------
its ASST. SECRETARY
   -------------------------------

                                     [MAP]







                                   EXHIBIT A